                               SCHEDULE 14A INFORMATION



             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission only (as permitted by Rule 14a-6 (e) (2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Section 240.14a- 11(c) or
     Section 240.14a-12

                                 KASPER A.S.L., LTD.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                KASPER A.S.L., LTD.

                                    77 METRO WAY
                             SECAUCUS, NEW JERSEY 07094

                                 ------------------

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ------------------

                                   July 30, 1998

                                 ------------------

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of Kasper A.S.L., Ltd., a Delaware corporation (the "Company"), will be held at the Company's offices at 77 Metro Way, Secaucus, New Jersey 07094 on Thursday, July 30, 1998 at 10:00 a.m., New York time. The following matters are to be presented for consideration at the meeting:

          1. The election of seven directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

          2. A proposal to approve the Company's 1997 Management Stock Option Plan;

          3. A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending January 2, 1999; and

          4. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The close of business on June 15, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting at the Company's offices at 77 Metro Way, Secaucus, New Jersey 07094.

                                        By Order of the Board of Directors,



                                             Lester E. Schreiber,
                                                    Secretary

July 1, 1998

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                                KASPER A.S.L., LTD.

                                    77 METRO WAY
                             SECAUCUS, NEW JERSEY 07094

                                 ------------------

                                  PROXY STATEMENT

                                 ------------------

     This Proxy Statement is furnished to the holders of common stock, $0.01 par value (the "Common Stock") of Kasper A.S.L., Ltd., a Delaware corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, July 30, 1998, at 10:00 a.m., New York time, at the Company's offices at 77 Metro Way, Secaucus, New Jersey 07094 and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The cost of preparing, assembling and mailing the proxy materials is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about July 1, 1998.

     A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

                  OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The close of business on June 15, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). There were outstanding, as of the close of business on that date, 6,800,000 shares of Common Stock. A majority of the total of such outstanding shares of Common Stock, represented in person or by Proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Common Stock have one vote for each share thereof held of record. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Shares subject to abstentions with respect to any matter are considered shares entitled to, and voted, with respect to that matter. Shares subject to broker nonvotes with respect to any matter are not considered as shares entitled to vote with respect to that matter. Therefore, abstentions will in effect be deemed negative votes on each proposal, but broker nonvotes will not affect the results of any of the matters proposed herein to be submitted to the stockholders at the Meeting.

     The 1,419,353 shares of Common Stock issued in the name of the Plan Administrator of the Reorganization of The Leslie Fay Companies, Inc., the Company's predecessor ("Leslie Fay"), who holds such shares for the benefit of the creditors of the Company pending the resolution of certain creditor claims, will be voted in respect of each proposal submitted at the Meeting in the same proportion as all other shares voted at the Meeting.

     Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and for the proposal to approve the Company's 1997 Management Stock Option Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. Proxies will also be voted in the discretion of those named in the Proxy with respect to any other matters as may come before the Meeting, including matters or motions dealing with the conduct of the Meeting. The Board of Directors is not aware of any other matters which are intended to be presented for action at the Meeting.

                           SECURITY HOLDINGS OF CERTAIN
                       STOCKHOLDERS, MANAGEMENT AND NOMINEES

     The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Common Stock based upon the most recent information available to the Company for (i) each person known by the Company who owns beneficially more than five percent of the Common Stock, (ii) each of the Company's executive officers and directors and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 77 Metro Way, Secaucus, New Jersey 07094.

Names and Address of          Number of Shares            Percentage Ownership
  Beneficial Owner            Beneficially Owned            of Common Stock
--------------------          ------------------          --------------------

Arthur S. Levine                  527,371 (1)                  7.2%
Clifford B. Cohn                    6,667 (2)                     *
William J. Nightingale              6,667 (2)                     *
Salvatore M. Salibello                      -                     -
Larry G. Schafran                   6,667 (2)                     *
Robert L. Sind                      6,667 (2)                     *
Denis J. Taura                              -                     -
Olivier Trouveroy                   6,667 (2)                     *
Gregg I. Marks                     72,428 (3)                  1.1%
Lester E. Schreiber                34,214 (4)                     *
Dennis P.  Kelly                            -                     -
Barbara Bennett                    68,428 (3)                  1.0%

John C. Caliolo as
  Plan Administrator
c/o The Leslie Fay Company, Inc.
1412 Broadway
New York, NY 10018               1,419,353(5)                 20.9%

ING Equity Partners, L.P. I
135 East 57 Street
New York, NY  10022               610,971 (6)                  8.8%

Executive Officers and
 Directors as a group
 (10 persons)                      735,776(7)                  9.8%

---------------------------
* less than 1%

(1) Includes 496,101 shares of Common Stock issuable upon exercise of currently exercisable options issued pursuant to the 1997 Management Stock Option Plan ("Management Options"), 6,254 shares of Common Stock subject to the Holdback

     (as defined below) and 25,016 shares issued to Alco Design Associates, Inc. See "Executive Compensation - Certain Transactions".
(2) Includes 6,667 shares of Common Stock issuable upon exercise of currently exercisable options.
(3) Includes 68,427 shares of Common Stock issuable upon exercise of currently exercisable Management Options.
(4) Includes 34,214 shares of Common Stock issuable upon exercise of currently exercisable Management Options.
(5) Shares held for the benefit of the creditors (the "Holdback") of the Company pending the resolution of certain creditor claims. These shares will be voted in respect of each proposal submitted to the Meeting in the same proportion as all other shares have been voted at the Meeting.
(6) Includes 119,043 shares of Common Stock subject to the Holdback. Mr. Trouveroy, a director of the Company, is a partner of ING Equity Partners, L.P. He disclaims beneficial ownership of all securities beneficially owned by ING Equity Partners, L.P. Notwithstanding his disclaimer, Mr. Trouveroy may be deemed to be a beneficial owner to the extent of his pecuniary interests in the partnership.
(7) Includes 700,504 shares of Common Stock issuable upon exercise of currently exercisable Management Options and other options to the non-employee directors.


                          PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's By-Laws provide that the number of members of the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the agreement of the whole Board but shall not be less than seven. The Board of Directors presently consists of seven members.

     Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the nominees named below to serve as directors of the Company until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.


INFORMATION ABOUT NOMINEES

     The following table sets forth certain information concerning the nominees for director of the Company (as of June 15, 1998):

     Name                     Age            Position
     ----                     ---            --------

     Arthur S. Levine         57        Chairman of the Board and Chief
                                        Executive Officer (1)
     William J. Nightingale   68        Director (1)
     Salvatore M. Salibello   52        Nominee
     Larry G. Schafran        60        Director (1)
     Lester E. Schreiber      49        Chief Operating Officer and Director (1)
     Denis J. Taura           58        Nominee
     Olivier Trouveroy        43        Director (1)

     ------------------

     (1) Directors of the Company who have served in such capacity since June 1997.

BACKGROUND OF DIRECTORS AND NOMINEES

     ARTHUR S. LEVINE has been the Chairman of the Board and Chief Executive Officer of the Company since June 1997. He has been in the apparel business all his career having started with Stacy Ames. In 1975, Mr. Levine established Sassco Fashions, Ltd., which he then sold to Leslie Fay in May 1980. Since that date, he has operated the Company as an autonomous entity. Mr. Levine is responsible for the Company's dominance in the suit business. This has been accomplished through his emphasis on product, quality, fit and value. His attention to detail and consistency of product (fit and make) has propelled Kasper to its number one position in the suit marketplace.

     CLIFFORD B. COHN has been a director of the Company since June 1997. Mr. Cohn is an attorney and principal of Cohn & Associates, a private law practice he established in September 1994. Prior to organizing Cohn & Associates, Mr. Cohn was affiliated with the law firm of Sernovitz & Cohn for a period of two years. Mr. Cohn also serves as a director of Publicker Industries, a diversified investment company and an affiliated company of Balfour Investors Incorporated, a shareholder and Noteholder of the Company's Securities. Mr. Cohn has been a director of Leslie Fay since June 1997.

     WILLIAM J. NIGHTINGALE has been a director of the Company since June 1997. Mr. Nightingale is currently a Senior Advisor of Nightingale & Associates, LLC, a general management consulting firm, and has served in various capacities with that firm, including Chairman and Chief Executive Officer, since July 1975. Mr. Nightingale is also a director of Rings End, Inc. and Tune Up Masters, Inc., and a trustee of the Churchill Tax Free Fund of Kentucky, Churchill Cash Reserves Trust, and Narragansett Insured Tax Free Income Fund.

     SALVATORE M. SALIBELLO is a nominee for director of the Company. Mr. Salibello is a certified public accountant and founded Salibello & Broder, an accounting/consulting firm, in 1978 and currently serves as its managing partner. Prior to founding Salibello & Broder, Mr. Salibello worked at Coopers & Lybrand LLP and Ernst & Young LLP. He is also a director of Nine West Group, Inc.

     LARRY G. SCHAFRAN has been a director of the Company since June 1997. Mr. Schafran has served as the managing general partner of L.G. Schafran & Associates, a real estate investment and development firm, since October 1984. Mr. Schafran is also Chairman of the Board of Delta-Omega Technologies, Inc., a specialty chemical company involved in the research, development, manufacturing and marketing of environmentally safe products that have applications in soil remediation. He also serves as a director of Publicker Industries, a diversified investment company and an affiliated company of Balfour Investors Incorporated, a shareholder and Noteholder of the Company's Securities.

     LESTER E. SCHREIBER has served as Chief Operating Officer since May 1996 and a director of the Company since June 1997. Mr. Schreiber's responsibilities constitute the overall general management of the Company including all administrative areas as well as the operations of the Company's reprocessing and distribution center. Prior to becoming Chief Operating Officer of the Company, Mr. Schreiber served as Vice President of Operations from January 1989 to April 1996. Prior to joining the Company, Mr. Schreiber was Chief Financial Officer and Vice President of Operations at Maytex Mills, a manufacturer and distributor of household furnishings from March 1987 to December 1988.

     ROBERT L. SIND has been a director of the Company since June 1997. Mr. Sind has been the president and chief executive officer of Recovery Management Corporation, an operating and financial management company which he founded with a group of experienced industry and operating professionals, having served over 40 companies since its inception in May 1984. Previously, Mr. Sind had been an investment banker, and had held senior corporate operating and financial positions, including Londontown Manufacturing Company, Beker Industries Corp., and more recently, was chief operating officer of Nice-Pak Products, Inc. Mr. Sind has been a director of Leslie Fay since June 1997.

     DENIS J. TAURA is a nominee for director of the Company. He is a certified public accountant and a partner in Taura Flynn & Associates, a firm specializing in reorganization and management consulting, which he founded in 1991. From 1972 to 1991, Mr. Taura served as a partner of KPMG Peat Marwick LLP. Mr. Taura is also a director of Darling International, Inc. and Geonex Corporation.

     OLIVIER TROUVEROY has been a director of the Company since June 1997. Mr. Trouveroy has served as the managing partner of ING Equity Partners, L.P., a private equity investment firm, and its predecessors since February 1992. Mr. Trouveroy also serves as a director of Cost Plus, Inc., a specialty retailing company, and American Communications Services, Inc., a telecommunications company.

MEETINGS OF THE BOARD OF DIRECTORS

     During the year ended January 3, 1998, the Board of Directors held 9 formal meetings. During 1997, each director attended at least 75% of the meetings of the Board of Directors that were held during the period such person served as a director.

COMMITTEES

     On June 10, 1997, the Board of Directors established an Audit Committee, a Compensation Committee and a Finance Committee.

     The Company's Audit Committee is currently composed of Messrs. Nightingale, Schafran and Sind. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine, through discussions with the independent auditors, whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation.
The Audit Committee met 4 times in 1997, with each member attending at least 75% of the meetings.

     The Compensation Committee is currently composed of Messrs. Cohn, Schafran and Trouveroy. The function of the Compensation Committee is to review and recommend to the Board of Directors policies, practices and procedures relating to compensation of key employees and to administer employee benefit plans. The Compensation Committee did not meet in 1997.

     The Finance Committee is currently composed of Messrs. Cohn, Nightingale, Schafran, Sind, and Trouveroy. The function of the Finance Committee is to evaluate and review on a continuing basis specific financing programs and requirements to meet the near and long-term needs of the Company; to advise management on the Company's business plans and budgets; to review the organization and functions of the Company's finance department; and to participate in the development and implementation of the investment and the investor programs. The Finance Committee did not meet in 1997.

COMPENSATION OF DIRECTORS

     Each Director who is not an employee of the Company is paid for service on the Board of Directors a retainer at the rate of $40,000. Each current non-employee Director also received an option to purchase 20,000 shares of Common Stock. Such options vest ratably over the first three anniversaries of the date of grant and are exercisable at a price of $14.00 per share. The Company also reimburses each Director for reasonable expenses in attending meetings of the Board of Directors. Directors who are also employees of the Company are not separately compensated for their services as Directors.

REQUIRED VOTE

     A plurality of the votes cast at the Meeting by the holders of Common Stock will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Arthur S. Levine, William J. Nightingale, Salvatore M. Salibello, Larry G. Schafran, Lester E. Schreiber, Denis J. Taura and Olivier Trouveroy to serve as directors of the Company.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the non-director executive officers of the Company (as of June 15, 1998):

     NAME                     AGE                 POSITION
     ----                     ---                 --------

     Gregg I. Marks           45                  President

     Dennis P. Kelly          51                  Chief Financial Officer

     Barbara Bennett          45                  Vice President--Design

     GREGG I. MARKS, the President of the Company, has been affiliated with the Company since August 1983 and has held the position of President since January 1989. Mr. Marks has been an integral part of the Company's growth through the development of numerous marketing strategies. Mr. Marks maintains numerous relationships with the management of all the Company's major customers, balancing the various product lines of the Company with the needs of the stores, and ultimately, the consumer. He is directly responsible for the supervision of the Kasper suit line sales staff and the heads of all other divisions report directly to him. Prior to joining the Company in August 1983, Mr. Marks served as sales manager at Suits Galore, a manufacturer of women's suits, for a period of two years.

     DENNIS P. KELLY, Chief Financial Officer, has been affiliated with the Company since May 1995. Mr. Kelly is responsible for all financial and accounting functions of the Company as well as personnel. Prior to joining the Company, Mr. Kelly worked in several executive positions, most recently as Vice President and Controller of Crystal Brands, Inc., a diversified apparel and jewelry manufacturer, from October 1985 to February 1995. Mr. Kelly is a certified public accountant and an attorney.

     BARBARA BENNETT, Vice President--Design, joined the Company in October 1980. As head of the Company's in-house design studio, Ms. Bennett is responsible for coordinating the input she receives from the Company's sales staff, her design staff, and her analysis of the market to oversee the design of each of the Company's product lines on a timely basis. Ms. Bennett travels frequently to Europe and monitors the domestic market to keep abreast of fashion trends. In addition, Ms. Bennett works with key customers and is involved in the development of the Company's computer design studio. Prior to joining the Company, Ms. Bennett was a designer at Leslie Fay for two years.

                                EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual compensation paid by the Company for services rendered during the fiscal years ended December 28, 1996 and January 3, 1998 to each of the Company's executive officers whose total compensation exceeded or is expected to exceed $100,000 (the "Named Executive Officers") and to all executive officers of the Company as a group.

                                           SUMMARY COMPENSATION TABLE
                                                                                   LONG-TERM
                                         ANNUAL COMPENSATION                      COMPENSATION
                                         -------------------                      ------------
                                                                           SECURITIES
                                                                           UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR        SALARY         BONUS          OPTIONS      COMPENSATION
---------------------------        ----        ------         -----          -------      ------------
Arthur S. Levine
  Chairman of the Board and        1997      $1,200,000     $ --- (1)      1,240,252      $1,507,635(2)
  Chief Executive Officer          1996        $100,000      $65,000          ---         $3,418,732(3)

Gregg I. Marks                     1997        $500,000     $370,000         171,068         $16,824(4)
  President                        1996        $260,000     $474,200          ---            $11,228(5)

Lester E. Schreiber                1997        $162,580      $62,500          85,536         $16,382(6)
  Chief Operating Officer          1996        $100,080     $131,500          ---            $15,310(7)

Dennis P. Kelly                    1997        $150,000      $65,000          ---               $576(8)
  Chief Financial Officer          1996        $150,000      $60,000          ---               $348(8)

Barbara Bennett                    1997        $600,000      $50,000         171,068          $3,218(9)
  Vice President - Design          1996        $600,000      $50,000          ---             $1,477(9)

All Executive Officers             1997      $2,612,580     $547,500       1,667,924      $1,544,635
as a group (5 persons)             1996      $1,210,080     $780,700          ---         $3,447,095


______________________

(1) Mr. Levine's employment agreement with the Company provides for a bonus commencing in the 1998 fiscal year in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter.
(2) Includes $2,325 in Group Term Life Insurance, $17,390 in automobile allowance and $1,487,920 in consulting fees which Mr. Levine received as principal of two consulting firms prior to June 4, 1997 at which time Mr. Levine became Chairman of the Board and Chief Executive Officer of the Company. See "Certain Transactions."
(3) Includes $450 in Group Term Life Insurance, $15,640 in automobile allowance and $3,402,642 in consulting fees which Mr. Levine received as principal of two consulting firms prior to June 4, 1997 at which time Mr. Levine became Chairman of the Board and Chief Executive Officer of the Company. See "Certain Transactions."
(4) Includes $1,824 in Group Term Life Insurance and $15,000 in automobile allowance.
(5) Includes $428 in Group Term Life Insurance and $10,800 in automobile allowance.
(6) Includes $482 in Group Term Life Insurance and $15,900 in automobile allowance.
(7) Includes $160 in Group Term Life Insurance and $15,150 in automobile allowance.
(8) Represents $576 and $348 in Group Term Life Insurance for fiscal 1997 and fiscal 1996, respectively.
(9) Represents $1,566 and $1,218 in Group Term Life Insurance for fiscal 1997 and fiscal 1996, respectively, and a clothing allowance of $2,000 and $259 for fiscal 1997 and fiscal 1996, respectively.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table contains information concerning the grant of stock options under the 1997 Management Stock Option Plan to the Named Executive Officers in 1997. These grants are also reflected in the Summary Compensation Table. In addition, in accordance with the SEC disclosure rules, the hypothetical gains or "option spreads" for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of growth are prescribed by the SEC and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. Accordingly, none of the following would have realized any value if they had exercised their options on such date. No stock appreciation rights ("SARs") were granted to any Named Executive Officer in 1997.

                                                                                        Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                               of Stock Price
                                                                                              Appreciation for
                            Individual Grants                                                    Option Term
--------------------------------------------------------------------------------------------------------------------
                                          % of Total
                         Number of         Options
                         Securities       Granted to
                         Underlying      Employees in     Exercise    Expiration
     Name              Options Granted    Fiscal Year     Price (1)     Date (2)              5%             10%
--------------------------------------------------------------------------------------------------------------------
Arthur S. Levine          1,240,252          71%           $14.00       6/1/04         $6,110,272        $14,067,749
Gregg I. Marks              171,068          10%           $14.00       6/1/04            842,790          1,940,365
Lester E. Schreiber          85,536           5%           $14.00       6/1/04            421,405            970,205
Dennis P. Kelly                   -           0%           $14.00       6/1/04                  -                  -
Barbara Bennett             171,068          10%           $14.00       6/1/04            842,790          1,940,365


(1)  The market price per share on the grant date was $13.19.
(2) Options may be exercised on a cumulative basis for 25% of the grant on the date of the grant and for 15% annually thereafter on June 4 from the years 1998 to 2002.


EMPLOYMENT AGREEMENTS

     The Company has entered into a five-year employment agreement dated June 4, 1997 with Mr. Levine which provides for an annual compensation of $2 million.
In addition to the base compensation, the agreement provides for a bonus commencing in the 1998 fiscal year in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter. The Company does not maintain a key person life insurance policy on the life of Mr. Levine. The loss of Mr. Levine could have a material adverse effect on the Company's business if a suitable replacement or replacements could not be promptly found.

     The employment agreement requires Mr. Levine to provide at least 30 days' notice of intent to terminate the agreement. In addition, the employment agreement provides that following termination, other than termination by Mr. Levine for "good reason" (as defined in the employment agreement) or by the Company without "cause" (as defined in the employment agreement) Mr. Levine shall not participate or engage in, either directly or indirectly, any business activity that is directly competitive with the Company for the balance of the original term of the employment agreement.

     The Company is currently negotiating employment agreements with Messrs. Schreiber and Marks.

1997 MANAGEMENT STOCK OPTION PLAN

     On December 2, 1997, the Board of Directors approved the 1997 Management Stock Option Plan (the "Plan"). To date, the Company has issued Management Options to purchase 1,753,459 shares of Common Stock, which upon issuance will represent approximately 20.5% of the Company's outstanding Common Stock. Such options are exercisable at $14.00 per share, which was greater than the market value per share on the date of grant, and vest as follows: 25% vested immediately with 15% vesting annually thereafter on June 4 from the years 1998 to 2002. The Management Options expire on June 1, 2004.

     The Plan provides for the grant to officers and employees of and consultants to the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the Company of options to purchase Common Stock. The total number of shares of Common Stock for which options may be granted under the Plan is 2,500,000 shares. No participant may be granted stock options covering in excess of 1,500,000 shares of Common Stock over the life of the Plan. Management Options are not transferable by the optionee other than by will or the laws of descent and distribution or to facilitate estate planning, and each option is exercisable during the lifetime of the optionee only by such optionee.

     The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Management Options granted as of the date hereof are nonqualified stock options. The term of each option granted pursuant to the Plan may be established by the Committee, in its sole discretion; provided, however, that the maximum term of each option granted pursuant to the Plan is six and one-half years. Options shall become exercisable at such times and in such installments as the Committee shall provide in the terms of each individual option agreement.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS

     On June 10, 1997, the Board of Directors approved the grant of stock options ("Director Options") to purchase 20,000 shares of Common Stock to each of its five non-employee directors. Each option has an exercise price of $14.00 per share and will vest ratably over the first three anniversaries following the date of grant. The Director Options will expire on the fifth anniversary of the date of grant. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On June 10, 1997, the Board of Directors appointed a Compensation Committee consisting of Clifford B. Cohn, Larry G. Schafran and Olivier Trouveroy, which Committee is charged with making recommendations to the Board with respect to the compensation of officers. Prior to June 4, 1997, the Company was a division of Leslie Fay and, accordingly, had no Compensation Committee.

     No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee's responsibility is to make recommendations to the Board of Directors with respect to the compensation of executive officers of the Company. The Compensation Committee is presently composed of Messrs. Cohn, Schafran and Trouveroy.

     The Company's compensation policies are designed to enable the Company to attract, motivate and retain senior management by providing competitive compensation opportunities based both on individual performance and on the financial performance of the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating rewards to management with a maximization of stockholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers of companies whose size and business is comparable to that of the Company. Prior to June 4, 1997, during the period that the Company was a division of Leslie Fay and was subject to the jurisdiction of Bankruptcy Court, issues regarding the compensation of executive officers were submitted to the creditors committee and, in certain instances, the Bankruptcy Court for approval prior to action by the Compensation Committee of Leslie Fay.

REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION

     Chief Executive Officer Compensation. The salary of Arthur S. Levine, the Company's Chief Executive Officer and Chairman of the Board, increased from $100,000 in 1996 to $1,200,000 in 1997. Mr. Levine's employment agreement with the Company provides for a bonus commencing in the 1998 fiscal year in an amount between $500,000 and $1.5 million based upon the fulfillment of certain EBITDA hurdles for the fiscal years 1998, 1999 and thereafter.

     The foregoing report is approved by all members of the Compensation Committee.

                                   Respectfully submitted,

                                   Compensation Committee

                                   Clifford B. Cohn
                                   Larry G. Schafran
                                   Olivier Trouveroy

CERTAIN TRANSACTIONS

     Prior to the separation from Leslie Fay, Arthur S. Levine was a principal in two companies, Kerrison Trading Co. ("Kerrison") and Alco Design Associates, Inc. ("Alco") that provided design and consulting services to the Company and its subsidiaries. Kerrison provided consulting services in the Far East with respect to the manufacture and importation of apparel products into the United States. It provided such services to Asia Expert, Ltd, Viewmon, Ltd. and Tomwell, Ltd., wholly owned Hong-Kong subsidiaries of Leslie Fay until June 4, 1997. Alco provided consulting services with respect to the design, manufacturing and importation of apparel for the Sassco Fashions Division of Leslie Fay. Mr. Arthur Levine was the principal owner of both Kerrison and Alco. Those consulting arrangements ceased as of June 4, 1997. For the 1996 and 1997 fiscal years, Mr. Levine received $3,402,542 and $1,487,920, respectively, as compensation for such consulting services. Payments totaling $236,000 were made to the two companies in August 1997 for services rendered prior to June 5, 1997.

     On June 10, 1997, the Board of Directors approved the grant of stock options ("Director Options") to purchase 20,000 shares of Common Stock to each of its five non-employee directors. Each option has an exercise price of $14.00 per share and will vest ratably over the first three anniversaries following the date of grant. The Director Options will expire on the fifth anniversary of the date of grant. Director Options are not transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. As of such date, the market value per share was $15.50. As a result, the Company took a charge to earnings of $150,000, or $30,000 per non-employee director.

PROPOSAL 2.  APPROVAL OF THE COMPANY'S 1997 MANAGEMENT STOCK OPTION PLAN

     The Company's 1997 Management Stock Option Plan (the "Plan"), provides that options may be granted to key employees (including directors who are employees)
of the Company.   The Plan contains a provision which  limits the number of
shares for which options may be granted to any one employee over the life of the Plan to 1,500,000 shares of Common Stock. Imposing such a limit is a prerequisite for options which may be granted in the future under the Plan to be considered "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and is intended to preserve the federal income tax deductibility by the Company of any compensation expense that may arise from their exercise or disqualifying disposition of the underlying shares.

     The following summary of the Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Plan set forth as Exhibit A attached hereto and made a part hereof. If the proposal is not approved by stockholders, the Plan will no longer be in effect.

          TYPES OF GRANTS AND ELIGIBILITY

          The Plan is designed to attract and retain the best qualified personnel for positions of substantial responsibility, to provide additional incentive to employees of and consultants to the Company and to promote the success of the Company's business. The Plan provides for the grant of "incentive stock options" ("ISOs"), as defined in Section 422 of the Code, and "non-qualified stock options" ("NQSOs"). ISOs may be granted only to employees. NQSOs may be granted to employees (including directors who are employees), independent contractors and agents of the Company or its subsidiaries, as determined by a Committee (as defined below).

          Set forth in the table below is information as to the number of shares as to which options have been granted under the Plan to date and have not been canceled, and are currently outstanding and held by the Named Executive Officers, each other person who has received 5% of the options issuable under the Plan, all current executive officers as a group ("Executive Group") and all employees who are not executive officers as a group ("Employee Group").


                                                  NUMBER OF SHARES UNDERLYING
NAME                     POSITION                        OPTION GRANTS
----                     --------                        -------------

Arthur S. Levine         Chief Executive Officer           1,240,252

Gregg I. Marks           President                           171,068

Lester E. Schreiber      Chief Operating Officer              85,536

Barbara Bennett          Vice President -- Design            171,068

Executive Group                                            1,667,924

Employee Group                                                85,534

          SHARES SUBJECT TO THE PLAN

          The aggregate number of shares of Common Stock for which options may be granted under the Plan may not exceed 2,500,000. Any option which expires or becomes unexercisable for any reason without having been exercised in full shall become available for further grant under the Plan.

          ADMINISTRATION OF THE PLAN

          The Plan is administered by the Compensation Committee or such other committee as the Board of Directors may designate (the "Committee"). The Committee shall be composed of not less than two "non-employee directors" within the meaning of rules and regulations promulgated by the Securities and Exchange Commission, each of whom shall be an "outside director" for purposes of Section 162(m)(4) of the Code. The Committee currently consists of Messrs. Cohn, Schafran and Trouveroy.

          Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion, to, among other things: (i) determine the persons to whom options should be granted; (ii) determine whether and to what extent to grant ISOs or NQSOs; (iii) determine the number of shares subject to each option; (iv) determine the terms and conditions of each option granted including the exercise price per share of options, any vesting condition and any vesting acceleration, forfeiture or waiver; (v) modify, amend or adjust the terms and conditions of any option; (vi) determine whether amounts payable with respect to an option shall be deferred; and (vii) determine under what circumstances an option may be settled in cash or common stock.

          LIMITATION ON OPTIONS

          No option may be granted to an employee if, as the result of such grant, the maximum number of shares of Common Stock for which options may be granted to any employee during the life of the Plan exceeds 1,500,000. Imposing such a limit is a prerequisite for options which may be granted in the future under the Plan to be considered "performance based compensation" under Section 162(m) of the Code, and is intended to preserve the federal income tax deductibility by the Company of any compensation expense that may arise from their exercise or disqualifying disposition of the underlying shares.

          TERM

          The term of each option shall be fixed by the Committee, but no ISO shall be exercisable more than eight years after the date the option is granted.

          EXERCISE PRICE

          The exercise price of the shares of Common Stock underlying each initial option granted under the Plan was $14.00. Thereafter, the exercise price shall be determined by the Committee and set forth in the Stock Option Agreement, provided that the exercise price per share of Common Stock under an ISO shall not be less than the fair market value of the Common Stock underlying such option on the date of grant.

          EXERCISABILITY

          Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any option is exercisable only in installments, the Committee may, at any time, waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may, at any time, accelerate the exercisability of an option. Any option that is not exercised within the applicable exercise period shall expire automatically.

          METHOD OF EXERCISE

          An option may be exercised, in whole or in part, when written notice of such exercise has been given to the Company by the optionee specifying the number of shares of Common Stock underlying the option to be purchased and full payment for such shares has been received by the Company.

          NON-TRANSFERABILITY OF OPTIONS

          No option granted may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by the laws of descent or distribution, pursuant to the Stock Option Agreement or in the case of NQSOs, pursuant to a qualified domestic relations order or a gift to such optionee's children, and may be exercised, during the lifetime of the optionee, only by such optionee, the guardian or legal representative of the optionee, or permitted transferee under the Stock Option Agreement.

          TERMINATION BY DEATH OR DISABILITY

          Unless otherwise determined by the Committee, or as otherwise provided on Schedule I to the Plan or the Stock Option Agreement, if an optionee's employment terminates by reason of death or disability, any option held by such optionee shall automatically become fully vested and may thereafter be exercised by the optionee, or his or her executor or administrator, in the case of death, until the earlier of (i) the end of the second calendar year after the date of such death or disability and (ii) the end of the sixth calendar month following December 2, 2003. Any option not exercised by such date shall expire automatically. In the event of termination of employment by reason of disability, if an ISO is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such stock option will thereafter be treated as a NQSO.

          TERMINATION BY REASON OF RETIREMENT

          Unless otherwise determined by the Committee, or as otherwise provided on Schedule I of the Plan or the Stock Option Agreement, if an optionee's employment terminates by reason of retirement, he may exercise his options, to the extent it was exercisable, or on such accelerated basis as the Committee may determine, within 90 days from the date of the termination of employment.

          OTHER TERMINATION

          If an optionee's employment is terminated for cause, all options, whether or not exercisable, shall thereupon terminate. Any employee who ceases to serve as an employee, for any reason other than retirement, permanent disability, death or for cause, any option held by such optionee shall automatically become fully vested and may thereafter be exercised by such optionee until the later of (i) the end of the sixth calendar month following December 2, 2003, or (ii) eighteen months following the date of termination of employment, if such optionee remains employed by the Company or an affiliate through, or is terminated without cause or by reason of resignation for good reason prior to, December 2, 2002.

          EXTRAORDINARY CORPORATE TRANSACTION

          In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board or the board of directors of any corporation assuming the obligations of the Company shall in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for ISO's shall meet the requirements of section 424(a) of the Code, (ii) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options and (iii) provide that all or any outstanding options shall become exercisable in full immediately prior to such event and expire, if not exercised on or prior to the date such transaction is consummated.

          TAX OFFSET BONUSES

          At the time an option is granted or at any time thereafter, the Committee may grant the right to receive a cash payment in an amount specified by the Committee for the purpose of assisting the optionee to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

          AMENDMENT AND TERMINATION

          The Plan will terminate on December 2, 2007. Options outstanding as of such date shall not be affected or impaired by the termination of the Plan. The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which will impair the rights of an optionee under an option granted without the optionee's consent.

          FEDERAL INCOME TAX TREATMENT

          The following is a general summary of the federal income tax consequences under current tax law of ISOs and NQSOs. It does not purport to cover all of the special rules, including the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

          An optionee will not recognize taxable income for federal income tax purposes upon the grant of an ISO or NQSO.

          Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him, the optionee will recognize long-term capital gain or loss and the Company will not be entitled to a deduction. However, if the optionee disposes of such shares within the required statutory holding period, all or a portion of the gain will be treated as ordinary income and the Company will generally be entitled to deduct such amount. Long-term capital gain of a non-corporate taxpayer is generally subject to more favorable tax treatment than ordinary income or short-term capital gain. Such long-term capital gain is generally subject to a 20% maximum federal income tax rate if the shares are held for more than 18 months and a 28% maximum tax rate if the shares are held for more than 12 months but not greater than 18 months.

          Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof and the Company will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held.

          In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO the excess of the fair market value of the shares over the exercise price thereof is an adjustment which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends a vote FOR approval of this proposal.

            PROPOSAL 3.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP as the independent auditors of the Company for the year ending January 2, 1999. The Board proposes that the stockholders ratify such selection at the Meeting.

     Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE

     Ratification of Arthur Andersen LLP as the Company's independent auditors requires, the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal. The Board of Directors recommends that stockholders vote FOR approval of this proposal.

                                    MISCELLANEOUS

STOCKHOLDER PROPOSALS

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received at 77 Metro Way, Secaucus, New
Jersey 07094 by March 3, 1999.   Any such proposals, as well as any questions
relating thereto, should be directed to the Secretary of the Company.

ADDITIONAL INFORMATION

     The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                              By Order of the Board of Directors,


                              Lester E. Schreiber
                                   Secretary

July 1, 1998

                                                                       EXHIBIT A


KASPER A.S.L., LTD.

                          1997 MANAGEMENT STOCK OPTION PLAN

     1.  PURPOSE; DEFINITIONS

     The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating key employees (including officers and directors who are employees) and consultants to provide the Corporation and its Affiliates with a stock option plan providing incentives more directly linked to the profitability of the Corporation's businesses and increases in stockholder value.

     For purposes of the Plan, the following terms are defined as set forth below:

          (a) "AFFILIATE " means a corporation or other entity controlled by, or under common control with, the Corporation and designated by the Committee from time to time as such.

          (b)  "BOARD" means the Board of Directors of the Corporation.

          (c) "CAUSE" shall have the meaning ascribed thereto in an employment or consulting agreement, if any, between the optionee and the Corporation or any of its Affiliates. In the absence of such an employment or consulting agreement, "Cause" shall mean (unless otherwise defined in the Stock Option Agreement) (i) conviction of an optionee for committing a felony under federal law or the law of the state in which such action occurred, (ii) perpetration by the optionee of an illegal act which causes significant economic injury to the Corporation or any of its Affiliates or of a common law fraud against the Corporation or any of its Affiliates, or (iii) failure on the part of an optionee to perform his or her employment or consulting duties in a materially satisfactory manner.

          (d) "CODE " means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (e) "COMMISSION " means the Securities and Exchange Commission or any successor agency.

          (f)  "COMMITTEE " means the Committee referred to in Section 2.

          (g) "COMMON STOCK" means the common stock, par value $. 01 per share, of the Corporation.

          (h)  "CORPORATION " means Kasper A.S.L., Ltd., a Delaware corporation.

          (i) "DISABILITY" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

          (j) "EARLY RETIREMENT" means retirement from active employment with the Corporation or any of its Affiliates pursuant to the early retirement provisions of the applicable pension plan of such employer.

          (k)  "EFFECTIVE DATE" means December 2, 1997.

          (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          (m) "FAIR MARKET VALUE" means, as of any given date, the mean between the highest and lowest reported sale prices of a share of Common Stock on the New York Stock Exchange, Inc. Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Stock is then listed or admitted to unlisted trading privileges or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

          (n) "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of section 422 of the Code.

          (o) "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

          (p) "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

          (q) "NONQUALIFIED STOCK OPTION" means any Stock Option that is not an Incentive Stock Option.

          (r) "NORMAL RETIREMENT" means retirement from active employment with the Corporation or any of its Affiliates at or after age 65.

          (s) "PLAN" means the Kasper A.S.L., Ltd. 1997 Management Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

          (t) "RESIGNATION" means any resignation from active employment with the Corporation or any of its Affiliates other than a Resignation for Good Reason.

          (u) "RESIGNATION FOR GOOD REASON" shall have the meaning ascribed thereto in an employment, consulting or severance agreement, if any, between the optionee and the Corporation or its Affiliates. In the absence of such an agreement, "Resignation for Good Reason" shall mean (unless otherwise defined in the Stock Option Agreement) (i) assignment to the optionee without his express written consent of any duties, functions, authority or responsibilities that are materially inconsistent with his executive position, (ii) failure by the Corporation to pay to the optionee any material amount of salary, expense reimbursement or benefits to which he or she is entitled, or (iii) the occurrence of a "change of control", as such term is defined in the Indenture dated as of June 4, 1997 between the Corporation and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture"), other than a change of control in connection with, or resulting in whole or in part from, the acquisition by the optionee or any affiliate (as such term is defined in the Indenture) of the optionee of "beneficial ownership" (as such term is defined in Rule 13d-3 of the Exchange
Act), directly or indirectly, of shares of capital stock of the Corporation.

          (v)  "RETIREMENT" means Normal Retirement or Early Retirement.

          (w) "RULE 16B-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

          (x)  "STOCK OPTION" means an option granted under Section 5.

          (y) "STOCK OPTION AGREEMENT" means the agreement with an optionee pursuant to which a Stock Option is granted, as provided in Section 5.

     (aa) "Termination of Employment" means the termination of the optionee's employment or service with the Corporation and any of its Affiliates. An optionee employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be an Affiliate and the optionee does not immediately thereafter become an employee or consultant of the Corporation or another Affiliate. Temporary absences from employment or service because of illness, vacation or leave of absence and transfers among the Corporation its Affiliates shall not be considered Terminations of Employment.

     In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

     2.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of not less than two Non-Employee Directors, each of whom shall be an "outside director" for purposes of section 162(m)(4) of the Code, and shall be appointed by and serve at the pleasure of the Board.

     The Committee shall have plenary authority to grant Stock Options pursuant to the terms of the Plan to employees (including officers and directors who are employees) and consultants to the Corporation and its Affiliates.

     Among other things, the Committee shall have the authority, subject to the terms of the Plan (including Schedule I thereto):

          (a) To select the employees and consultants to whom Stock Options may from time to time be granted;

          (b) To determine whether and to what extent Incentive Stock Options and Non Qualified Stock Options or any combination thereof are to be granted hereunder;

          (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

          (d) To determine the terms and conditions of any Stock Option granted hereunder (including, but not limited to, the exercise price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the optionee, the Corporation or any of its Affiliates) and any vesting acceleration, forfeiture or waiver regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

          (e) To modify, amend or adjust the terms and conditions of any Stock Option, at any time or from time to time;

          (f) To determine to what extent and under what circumstances Common Stock and other amounts payable with respect to a Stock Option shall be deferred; and

          (g) To determine under what circumstances a Stock Option may be settled in cash or Common Stock under Section 5(j));

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     The Committee may act only by a majority of its members then in office, except that the Committee may (i) delegate to an officer of the Corporation such of its powers and authority under the Plan as it deems appropriate (provided that no such delegation may be made that would cause Stock Options or other transactions under the Plan to fail to be exempt from Section 16(b) of the Exchange Act) and (ii) authorize any one or more of the members of the Committee or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

     Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan or Stock Option Agreement, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and optionees.

     Notwithstanding any provision of the Plan to the contrary, the mere fact that a Committee member shall fail to qualify as a "Non-Employee Director" or "outside director" within the meaning of Rule 16b-3 and section 162(m) of the Code, respectively, shall not invalidate any Stock Option granted by the Committee, which Stock Option is otherwise validly granted under the Plan.

     No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted hereunder.

     Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

     Notwithstanding the foregoing or any other provision of this Plan, there is hereby approved and authorized, and the Committee shall grant, Stock Options to purchase up to 1,753,459 shares of Common Stock (the "Emergence Grants") to the persons and on the terms and conditions set forth in Schedule I and the form of Stock Option Agreement appended thereto, which terms the Committee shall not have the discretion to modify without the consent of the optionee affected thereby. In the event of any inconsistency between the terms of this Plan and
Schedule I (including the appended form of Stock Option Agreement), the terms of
Schedule I shall prevail.

          3.  COMMON STOCK SUBJECT TO PLAN

     The total number of shares of Common Stock reserved and available for grant under the Plan shall be 2,500,000. No participant may be granted Stock Options covering in excess of 1,500,000 shares of Common Stock over the life of the Plan. Unless otherwise determined by the Committee, Stock Options will be granted in accordance with the grant schedule set forth in Schedule I attached hereto. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

     If any Stock Option terminates or is canceled without being exercised, shares subject to such Stock Option shall again be available for distribution in connection with Stock Options granted under the Plan.

          4.  ELIGIBILITY

     Employees of and consultants to the Corporation and any of its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Corporation and its Affiliates are eligible to be granted Stock Options under the Plan. No grant shall be made under this Plan to a director who is not an employee of the Corporation or any of its Affiliates.

          5.  STOCK OPTIONS

     Stock Options may be of two types: Incentive Stock Options and Nonqualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Notwithstanding the foregoing, no Stock Option granted may constitute an Incentive Stock Option unless stockholder approval is obtained in a manner necessary to satisfy section 422(c) of the Code, and if such approval is not obtained, all provisions pertaining to Incentive Stock Options shall have no force or effect; PROVIDED, HOWEVER, that no stockholder approval shall be required in connection with the granting of Nonqualified Stock Options.

     The Committee shall have the authority to grant any optionee Incentive Stock Options, Nonqualified Stock Options or both types of Stock Options; PROVIDED, HOWEVER, that grants hereunder are subject to the aggregate limit on grants to individual optionees set forth in Section 3 and the grant schedule set forth in Schedule I attached hereto. Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries (within the meaning of section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Nonqualified Stock Option.

     Stock Options shall be evidenced by Stock Option Agreements, the terms and provisions of which may differ. A Stock Option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Nonqualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Corporation shall notify a participant of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the participant.

     Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such section 422.

     Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable, except as otherwise specified on Schedule I and the form of Option Agreement attached thereto:

          (a) EXERCISE PRICE. With respect to the Emergence Grants, the exercise price per share of Common Stock purchasable under a Stock Option shall be $14.00. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee, but in the case of an Incentive Stock Option, shall not be less than the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date of grant.

          (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than eight years after the date the Stock Option is granted.

          (c) EXERCISABILITY. Except as otherwise provided herein, Stock Options shall be exercisable when vested. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. Any Stock Option that is not exercised within its applicable exercise period shall expire automatically.

          (d) METHOD OF EXERCISE. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

     Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); PROVIDED, HOWEVER, that such shares of already owned Common Stock do not constitute "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended, and have been held by the optionee for such period of time and in such manner as is required by Generally Accepted Accounting Principles ("GAAP") to prevent the exercise of the Stock Option from being deemed additional cash compensation to the optionee chargeable against the earnings of the Corporation; and PROVIDED, FURTHER, that, in the case of an Incentive Stock Option the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option must be authorized by the Committee at the time the Stock Option is granted.

     In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

     In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value equal to the aggregate exercise price of such Stock Option (a so-called "cashless exercise"). It is understood the application of this provision will result in "variable" accounting treatment under GAAP.

     No shares of Common Stock shall be issued until full payment therefor has been made. Except as otherwise provided in Section 5(k) below, an optionee shall have all of the rights of a stockholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9(a).

          (e) NONTRANSFERABILITY OF STOCK OPTIONS. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) in the case of a Nonqualified Stock Option, pursuant to
(A) a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder) or (B) a gift to such optionee's children, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) if expressly permitted under the applicable Stock Option Agreement, pursuant to the terms set forth therein. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee, the guardian or legal representative of the optionee named in the Stock Option Agreement, or any person to whom an option is transferred in accordance with the preceding sentence.

          (f) TERMINATION BY REASON OF DEATH OR DISABILITY. Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates by reason of death or Disability, any Stock Option held by such optionee shall automatically become fully vested and may thereafter be exercised by the optionee, or his or her executor or administrator, in the case of death, until the earlier of (i) the end of the second calendar year after the date of such death or Disability and (ii) the end of the sixth calendar month following the sixth anniversary of the Effective Date. Any Stock Option not exercised by such date shall expire automatically. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (g)  TERMINATION BY REASON OF RETIREMENT OR RESIGNATION OR TERMINATION
FOR CAUSE.   Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates by reason of Retirement,

Resignation or termination for Cause (but only for the event specified in Section 1(c)(iii)), any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, until the ninetieth day following the date of such Retirement, Resignation or termination for Cause. If the Optionee's employment terminates for Cause by reason of the events specified in Section 1(c)(i) or (ii), any Stock Option held by the Optionee shall terminate and expire immediately. In the event of termination of employment by reason of Retirement, Resignation or termination for Cause, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (h)  TERMINATION WITHOUT CAUSE OR BY REASON OF RESIGNATION FOR GOOD
REASON.   Unless otherwise determined by the Committee, or as otherwise provided on Schedule I or the form of Option Agreement attached thereto, if an optionee's employment terminates without Cause or by reason of Resignation for Good Reason, any Stock Option held by such optionee shall automatically become fully vested and may thereafter be exercised by such optionee until the later of (i) the end of the sixth calendar month following the sixth anniversary of the Effective Date, and (ii) eighteen months following the date of termination of employment, if such optionee remains employed by the Corporation or an Affiliate through, or is terminated without Cause or by reason of Resignation for Good Reason prior to, the fifth anniversary of the Effective Date. Any such Stock Option not exercised by the end the applicable period under clause (i) or (ii), as the case may be, shall expire automatically. In the event of termination of employment without Cause or by reason of Resignation for Good Reason, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (i) FORFEITURE; OTHER TERMINATION. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for Cause, by reason of voluntary Retirement or by reason of Resignation, all non-vested Stock Options held by such optionee shall automatically be forfeited to, and canceled by, the Corporation. In the event of a Termination of Employment, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Nonqualified Stock Option.

          (j) CASHING OUT OF STOCK OPTION. On receipt of written notice of exercise, the Committee with the consent of the optionee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the exercise price times the number of shares of Common Stock for which the Stock Option is being exercised on the effective date of such cash-out. It is understood that the application of this provision will result in "variable" accounting treatment under GAAP.

          (k) DEFERRAL OF OPTION SHARES. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of a Stock Option, receipt of all or a portion of the shares of Common Stock subject to such Stock Option at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine, which under this provision requires the payment of the exercise price through the use of shares of Common Stock previously owned for at least six months. If any such deferrals are permitted, then notwithstanding Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until shares of Common Stock are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

          6.  TERM, AMENDMENT AND TERMINATION

     The Plan will terminate 10 years after the Effective Date. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent such approval is required by law or agreement.

     The Committee may amend the terms of any Stock Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

          7.  UNFUNDED STATUS OF PLAN

     It is currently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; PROVIDED, HOWEVER, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

          8. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS, REORGANIZATIONS AND RELATED TRANSACTIONS

          (a) RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, if the Board determines it appropriate, an adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and
(z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 8 if such adjustment would cause an Incentive Stock Option to cease to qualify as an incentive stock option or would cause the Plan to fail to comply with section 422 of the Code.

          (b) REORGANIZATION, MERGER AND RELATED TRANSACTIONS If the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any then outstanding option granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

          In the event of a consolidation or merger in which the Company is not the surviving corporation, or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company (collectively, a "Corporate Transaction"), the Board or the board of directors of any corporation assuming the obligations of the Company shall in its discretion, take any one or more of the following actions, as to outstanding options: (x) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), PROVIDED that any such options substituted for Incentive Stock Options shall meet the requirements of section 424(a) of the Code, (y) in the event of a Corporate Transaction under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof of a cash payment for each share surrendered in the Corporate Transaction (the "Transaction Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Transaction Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Transaction Price) and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options and (z) provide that all or any outstanding options shall become exercisable in full immediately prior to such event and expire, if not exercise on or prior to the date such transaction is consummated.

          The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Corporation or any of its Affiliates as the result of a merger or consolidation of the acquisition by the Corporation, or one of its Affiliates, of property or stock of the employing Corporation. The Corporation may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

          (c)  BOARD AUTHORITY TO MAKE ADJUSTMENTS.  Any adjustments under this
Section 8 will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

          9.  GENERAL PROVISIONS

          (a) The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the public resale or distribution thereof in violation of applicable securities laws. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

          (b) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting other or additional compensation arrangements for its employees.

          (c) Adoption of the Plan shall not confer upon any employee or consultant any right to continued employment or service, nor shall it interfere in any way with the right of the Corporation or any Affiliate to terminate the employment or service of any employee or consultant at any time.

          (d) No later than the date as of which an amount first becomes includible in the gross income of the optionee for federal income tax purposes with respect to any Stock Option under the Plan, the optionee shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the optionee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

          (e) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

          (f) In the case of a grant of a Stock Option to any employee or consultant of any Affiliate, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Stock Option to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate thereafter will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

          (g) The Plan and all Stock Options granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

          (h) No participant or other person shall have any claim to be granted any Stock Option, and there is no obligation for uniformity of treatment of participants, or holders or beneficiaries of Stock Options. The terms and conditions of Stock Options and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each participant (whether or not such participants are similarly situated).

          (i) Nothing contained in the Plan shall prevent the Corporation or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

          (j) If any provision of the Plan or any Stock Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Stock Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Stock Option

Agreement, such provision shall be stricken and the remainder of the Plan and any such Stock Option Agreement shall remain in full force and effect.

          (k) No fractional share shall be issued or delivered pursuant to the Plan or any Stock Option Agreement, and the Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of any fractional share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.

          (l) Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

          (m) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed for the Corporation or for its Affiliates by the optionee. All such grants, issuances and payments shall constitute a special incentive payment to the optionee and shall not, unless otherwise determined by the Committee, be taken into account in computing the amount of salary or compensation of the optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Corporation or any Affiliate or (ii) any agreement between the Corporation or any Affiliate, on the one hand, and the optionee, on the other hand.

          (1) GRANT SCHEDULE. On the Effective Date, Stock Options ("Emergence Grants") will be granted for an aggregate of 1,753,459 shares of the Common Stock.

          (2) VESTING OF EMERGENCE GRANTS. 25 % of the Emergence Grants will vest immediately and 15 % of the Emergence Grants will vest on each of the first five anniversaries of June 4, 1997 (the "Reference Date"). Notwithstanding the foregoing, vesting in full will occur automatically upon the death, Disability, termination without Cause or Resignation for Good Reason of the optionee.

          (3) TRANSFERABILITY OF SHARES ACQUIRED UPON EXERCISE OF EMERGENCE GRANTS. Shares acquired upon the exercise of the Emergence Grants will become transferable in accordance with the percentages of the Emergence Grants set forth below:

                                                            Annual    Aggregate
          Year                                            Percentage  Percentage
          ----                                            ----------  ----------
     Prior to the first anniversary of the
     Reference Date                                              0%         0%

     On and after the first anniversary (but prior to the
     second anniversary) of the Reference Date                  10%        10%

     On and after the second anniversary (but prior to
     the third anniversary) of the Reference Date               10%        20%

     On and after the third anniversary (but prior to
     the fourth anniversary) of the Reference Date              10%        30%

     On and after the fourth anniversary (but prior to
     the fifth anniversary) of the Reference Date               25%        55%

     On and after the fifth anniversary of the
     Reference Date                                             45%       100%


     Notwithstanding the above, Arthur S. Levine will have the right to sell up to $1,500,000 per year (based upon actual gross sales price) on a cumulative basis (i.e., up to $1,500,000 on and after the first anniversary of the Reference Date, up to $3,000,000 (less prior sales) on and after the second anniversary of the Reference Date, etc.) of his stock acquired upon exercise of the Emergence Grants, subject to applicable law.

          (4)       OPTIONEES.

     Arthur S. Levine              14.5%          1,240,252 shares
     Gregg I. Marks                 2.0%            171,069 shares
     Barbara Bennett                2.0%            171,069 shares
     Lester E. Schreiber            1.0%             85,535 shares
     Peter Huang                    0.5%             42,767 shares
     Peter Eng                      0.5%             42,767 shares
                                                 ----------
          Total                                   1,753,459 shares
                                                 ==========

                                KASPER A.S.L., LTD.
              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JULY 30, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints, as proxies for the undersigned, ARTHUR S. LEVINE and LESTER E. SCHREIBER, or any one of them, with full power of substitution, to vote all shares of the common stock of Kasper A.S.L., Ltd. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 30, 1998, at 10:00 a.m. New York Time, at the Company's offices at 77 Metro Way, Secaucus, New Jersey 07094, and at any adjournments or postponements thereof, receipt of Notice of which Meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the Meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

     EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW AND ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE PROXIES WILL BE VOTED FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSALS 2 AND 3.

                                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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     A VOTE FOR EACH NOMINEE AND FOR PROPOSALS 2 AND 3 IS RECOMMENDED BY THE
BOARD OF DIRECTORS.

     1.   Election of Directors (check one box only).

/ /  FOR each nominee listed at right   / /  WITHHOLD AUTHORITY
     (except as marked to the contrary       to vote for all nominees listed
     at right):                              at right

     Arthur S. Levine, William J. Nightingale, Salvatore M. Salibello, Larry G. Schafran, Lester E. Schreiber, Denis J. Taura and Olivier Trouveroy

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE OUT THAT NOMINEE'S NAME IN THE LIST AT RIGHT.)

2.   To approve the Company's 1997 Management Stock Option Plan.

                              FOR            AGAINST        ABSTAIN
                              / /              / /            / /

3. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company.

                              FOR            AGAINST        ABSTAIN
                              / /              / /            / /

                                   DATED:_________________________________, 1998


                                   ---------------------------------------------
                                   (SIGNATURE OF STOCKHOLDER)


                                   ---------------------------------------------
                                   (SIGNATURE OF STOCKHOLDER)

                                   NOTE: PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS SET FORTH HEREON. FOR JOINTLY OWNED SHARES, EACH OWNER SHOULD SIGN. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING. PROXIES EXECUTED BY CORPORATIONS SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER AND SHOULD BEAR THE CORPORATE SEAL.

                PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
            IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED
                               IN THE UNITED STATES.


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